26(n) (iii)
Written Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 25, 2016, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6, No. 333-192793) and related Prospectus of Transamerica Journey.

/s/ Ernst & Young LLP

Des Moines, IA
April 25, 2016